UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007 (November 30, 2007)

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SECURITY CAPITAL ASSURANCE LTD
(Exact name of registrant as specified in its charter)

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Bermuda	001-32950	Not applicable
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

A.S. Cooper Building, 26 Reid Street, 4th Floor, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279 7450

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

      On November 30, 2007, XL Capital Assurance Inc., a subsidiary of Security Capital Assurance Ltd (“XLCA”), XL Asset Funding Company I LLC (“Asset Funding”) and XL Life and Annuity Holding Company (“XL Life”) entered into an Omnibus Amendment Agreement (the “Amendment Agreement”). The Amendment Agreement reaffirms that the Collateral Pledge, Security and Management Agreement (the “Collateral Agreement”), dated as of October 13, 2006, by and among XLCA, Asset Funding, XL Life and Mellon Bank, N.A., as the collateral agent (the “Collateral Agent”), constitutes an enforceable agreement among the parties to the Amendment Agreement. In addition, the Amendment Agreement also provides, among other things, that under certain circumstances certain collateral shall be removed from the collateral account maintained pursuant to the Collateral Agreement and such removed collateral shall cease to be collateral under the Collateral Agreement and the Insurance and Indemnity Agreement (the “Insurance Agreement”), dated as of October 13, 2006, by and among Asset Funding, XLCA and XL Life. Pursuant to the Collateral Agreement, Asset Funding agreed, among other things, to deposit certain collateral with the Collateral Agent to secure its obligations under the Insurance Agreement, and XL Life agreed to contribute certain funds to Asset Funding.

      The foregoing descriptions of the Amendment Agreement and the Collateral Agreement are qualified in their entirety by the full text of the documents attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference in this report.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Omnibus Amendment Agreement, dated as of November 30, 2007, by and among XL Capital Assurance Inc., XL Asset Funding Company I LLC and XL Life and Annuity Holding Company.
99.2	Collateral Pledge, Security and Management Agreement, dated as of October 13, 2006, by and among XL Capital Assurance Inc., XL Asset Funding Company I LLC, XL Life and Annuity Holding Company and Mellon Bank, N.A.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY CAPITAL ASSURANCE LTD
(Registrant)

Date: December 5, 2007	By:		/s/ Michael Rego
		Name:	Michael Rego
		Title:	Executive Vice President